SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              _____________________


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2002

                              _____________________


------------------------------------------------------------------------------------------------------------------------------
Commission File Number       Name of Registrant; State of Incorporation; Address of Principal     IRS Employer
                             Executive Offices; and Telephone Number                              Identification Number
------------------------------------------------------------------------------------------------------------------------------
1-16169                      EXELON CORPORATION                                                   23-2990190
                             (a Pennsylvania Corporation)
                             10 South Dearborn Street - 37 Floor
                             P.O. Box 805379
                             Chicago, Illinois 60680-5379
                             312-394-7398
------------------------------------------------------------------------------------------------------------------------------
333-85496                    EXELON GENERATION COMPANY, LLC                                       23-3064219
                             (a Pennsylvania limited liability company)
                             300 Exelon Way
                             Kennett Square, Pennsylvania 19348
                             (610) 765-6900
------------------------------------------------------------------------------------------------------------------------------


                                       N/A
         (Former name or former address, if changed since last report.)

Forward-looking Statements


Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those listed in Note 8 of Notes to Consolidated Financial Statements, those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook" in Exelon Corporation's 2001 Annual Report, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Reg. No. 333-85496, and other factors discussed in filings with the Securities and Exchange Commission by the Exelon Corporation and Exelon Generation Company, LLC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Exelon Corporation and Exelon Generation Company, LLC do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Item 2.  Acquisition or Disposition of Assets.

As previously disclosed, on November 1, 2002, Exelon Generation Company, LLC ("Exelon Generation") completed its acquisition of Sithe AOG Holding #1, Inc., Sithe AOG Holding #2, Inc., Sithe Power Marketing, LP, and Sithe New England Holdings, LLC (collectively, "Sithe New England"), which consists of three generating facilities under construction and several operating generating facilities, from Sithe Energies, Inc ("Sithe"). The purchase involves approximately 4,446 megawatts (MWs) of generation capacity, consisting of 1,645 MWs in operation, 380 MWs of non-operating facilities, and 2,421 MWs under construction. Sithe New England's generation facilities are located primarily in Massachusetts.

Exelon Generation acquired Sithe New England in exchange for a $534 million note, and the assumption of various Sithe guarantees related to an equity contribution agreement between Sithe New England and Sithe Boston Generating LLC ("Boston Generating"), a project subsidiary of Sithe New England. The equity contribution agreement requires, among other things, that Sithe New England, upon the occurrence of certain events, contribute up to $38 million of equity for the purpose of completing construction of three generating facilities. Also, in order to finance the construction of these two generating facilities, Boston Generating established a $1.25 billion credit facility (the "SBG Facility"). The $1.0 billion outstanding under the facility at December 31, 2002 is reflected on Exelon Generation's Consolidated Balance Sheet.

Item 5.  Other Events

On February 13, 2001, Sithe New England Holdings, LLC, through its wholly owned subsidiary, Sithe Boston, entered into the SBG Facility under which up to a total of $1.25 billion will be available to finance the Construction Projects. The SBG Facility is non-recourse to Exelon Generation. The SBG Facility provides that if the Construction Projects are not completed by May 31, 2003, the SBG Facility lenders will have the right, but will not be required, to, among other things, declare all amounts then outstanding under the SBG Facility and the interest rate swap agreements to be due. Exelon Generation believes that the Construction Projects will be substantially complete by May 31, 2003, but that all of the approvals required under the SBG Facility may not be issued by that date. Exelon Generation is currently evaluating whether the requirements of the SBG Facility relating to the Construction Projects can be satisfied by May 31, 2003. In the event that the requirements are not expected to be satisfied by May 31, 2003, Exelon Generation will contact the SBG Facility lenders concerning an amendment or waiver of these provisions of the SBG Facility. Exelon Generation currently expects that arrangements for such an amendment or waiver, if necessary, can be successfully negotiated with the SBG Facility lenders.


Item 7.  Financial Statements and Exhibits.

(a) Financial statements of business acquired

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Sithe Energies, Inc.:

We have audited the accompanying combined balance sheet of Sithe AOG Holding #1, Inc., Sithe AOG Holding #2, Inc., Sithe Power Marketing, LP, and Sithe New England Holdings, LLC (the "Company") as of December 31, 2001, and the related statements of operations, member's and partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.






DELOITTE & TOUCHE LLP
New York, New York
December 12, 2002

                           SITHE AOG HOLDING #1, INC.
                           SITHE AOG HOLDING #2, INC.
                            SITHE POWER MARKETING, LP
                SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (In thousands)

Revenue                                                               $ 379,965
                                                                      ---------

Cost of sales
  Fuel                                                                  242,876
  Operations and maintenance                                             72,116
  Depreciation                                                            8,955
                                                                      ---------
                                                                        323,947
                                                                      ---------

Gross profit                                                             56,018
                                                                      ---------

Other operating expenses:
  Amortization of goodwill                                                  375
  Unrealized loss on derivatives                                          6,071
  Loss on disposal of assets                                                882
                                                                          7,328

Operating income                                                         48,690

Non-operating income (expense) :
  Interest expense                                                         (245)
  Other income, net                                                       3,040
                                                                      ---------

Income before income taxes                                               51,485

Provision for income taxes                                               19,339
                                                                      ---------

Net income                                                            $  32,146
                                                                      =========

                   See notes to combined financial statements

                                    SITHE AOG HOLDING # 1, INC.
                                    SITHE AOG HOLDING # 2, INC.
                                     SITHE POWER MARKETING, LP
                         SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                                 COMBINED STATEMENT OF CASH FLOWS
                               FOR THE YEAR ENDED DECEMBER 31, 2001
                                          (In thousands)

Cash flows from operating activities:
 Net income                                                                             $  32,146
 Adjustments to reconcile net income to cash provided by operating activities:
     Depreciation and amortization                                                          9,330
     Amortization of debt issuance costs                                                    4,052
     Unrealized loss on derivatives                                                         6,071
     Loss on disposal of assets                                                               882
     Deferred income taxes                                                                (9,274)
    Changes in operating assets and liabilities:
         Accounts receivable                                                               30,400
         Inventories                                                                       (1,204)
         Prepaid expenses and other current assets                                          1,697
         Trade payables and other liabilities                                             (12,376)
    Other                                                                                    (470)
                                                                                        ---------
Net cash provided by operating activities                                                  61,254
                                                                                        ---------

Cash flows from investing activities:
  Capital expenditures, including capitalized interest                                   (606,768)
  Restricted cash and cash equivalents                                                     (7,000)
                                                                                        ---------
Net cash used in investing activities                                                    (613,768)
                                                                                        ---------

Cash flows from financing activities:
  Capital contributions                                                                   281,933
  Equity distributions                                                                   (418,373)
  Borrowings under construction loan                                                      916,897
  Repayments under line of credit                                                        (115,626)
  Repayments of interim credit agreement                                                  (75,000)
  Deferred financing costs                                                                (22,327)
  Payments to affiliates                                                                  (15,911)
                                                                                        ---------
Net cash provided by financing activities                                                 551,593
                                                                                        ---------

Net decrease in cash and cash equivalents                                                    (921)
Cash and cash equivalents at beginning of year                                                967
                                                                                        ---------
Cash and cash equivalents at end of year                                                $      46
                                                                                        =========

Supplemental cash flows information
There was no cash paid for taxes or interest (net of amounts capitalized)

                            See notes to combined financial statements

                                               -6-

                           SITHE AOG HOLDING #1, INC.
                           SITHE AOG HOLDING #2, INC.
                            SITHE POWER MARKETING, LP
                SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2001
                                 (In thousands)


ASSETS

Current assets:
  Cash and cash equivalents                                     $        46
  Restricted cash and cash equivalents                                7,000
  Accounts receivable                                                38,171
  Current portion of deferred tax asset                               1,376
  Inventories - oil                                                  12,555
  Prepaid expenses and other current assets                           1,686
                                                                -----------
       Total current assets                                          60,834
                                                                -----------

Property, plant and equipment :
  Land                                                               21,113
  Electric generating facilities                                    227,656
  Construction in progress                                        1,717,443
                                                                -----------
                                                                  1,966,212
  Accumulated depreciation                                          (30,084)
                                                                -----------
                                                                  1,936,128
                                                                -----------

Other assets:
  Project development costs                                         100,263
  Debt issuance costs and other assets                               39,911
  Goodwill (net of accumulated amortization of $1,357)               21,226
  Non current portion of deferred tax asset                          27,309
                                                                -----------
                                                                    188,709
                                                                -----------

Total assets                                                    $ 2,185,671
                                                                ===========





                   See notes to combined financial statements

                                      -7-


                           SITHE AOG HOLDING #1, INC.
                           SITHE AOG HOLDING #2, INC.
                            SITHE POWER MARKETING, LP
                SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                       COMBINED BALANCE SHEET - Continued
                                DECEMBER 31, 2001



LIABILITIES AND MEMBER'S CAPITAL

Current liabilities:
  Trade payables and accrued expenses                               $    41,929
  Current portion of derivative liability                                 9,893
  Payable to affiliates                                                   8,775
                                                                    -----------
      Total current liabilities                                          60,597
                                                                    -----------

Long-term debt:
  Construction loan                                                     916,897
                                                                    -----------

Other liabilities:
  Derivative liability                                                   34,255
  Deferred income tax liability                                           6,656
                                                                    -----------
                                                                         40,911
                                                                    -----------

Commitments and contingencies

Capital:
  Member's and partners' capital                                      1,132,562
  Accumulated retained earnings                                          63,015
  Accumulated other comprehensive loss                                  (28,311)
                                                                    -----------
                                                                      1,167,266
                                                                    -----------

Total liabilities and capital                                       $ 2,185,671
                                                                    ===========


                   See notes to combined financial statements

                                         SITHE AOG HOLDING #1, INC.
                                         SITHE AOG HOLDING #2, INC.
                                         SITHE POWER MARKETING, LP
                              SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIAIRES
                            COMBINED STATEMENT OF MEMBER'S AND PARTNERS' CAPITAL
                                    FOR THE YEAR ENDED DECEMBER 31, 2001
                                               (In thousands)

                                             Member's and                     Accumulated
                                               Partners'       Accumulated       Other
                                             Contributed        Retained     Comprehensive        Total
                                               Capital          Earnings          Loss           Capital
                                             -----------      -----------     -----------      -----------

Balance January 1, 2001                      $ 1,269,002      $    30,869     $        --      $ 1,299,871
                                             -----------      -----------     -----------      -----------

Capital contributions                            281,933               --              --          281,933
Capital distributions                           (418,373)              --              --         (418,373)
                                             -----------      -----------     -----------      -----------
                                                (136,440)              --              --         (136,440)
                                             -----------      -----------     -----------      -----------

Comprehensive Income:
    Net Income                                        --           32,146              --           32,146
     Unrealized loss on cash flow hedges              --               --         (28,311)         (28,311)
                                             -----------      -----------     -----------      -----------
Total comprehensive income                            --           32,146         (28,311)           3,835
                                             -----------      -----------     -----------      -----------

Balance December 31, 2001                    $ 1,132,562      $    63,015     $   (28,311)     $ 1,167,266
                                             ===========      ===========     ===========      ===========

                                 See notes to combined financial statements

                                                    -9-

                           SITHE AOG HOLDING #1, INC.
                           SITHE AOG HOLDING #2, INC.
                            SITHE POWER MARKETING, LP
                SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.   Organization and Nature of Operations

         Sithe New England Holdings, LLC ("Sithe New England"), a subsidiary of Sithe Northeast Generating Company, Inc. ("Sithe Northeast"), which is in turn a subsidiary of Sithe Energies, Inc. ("Sithe Energies"), is a Delaware limited liability company. Sithe AOG Holding #1, Inc. and Sithe AOG Holding #2, Inc., also subsidiaries of Sithe Northeast, are the 1% general partner and 99% limited partner, respectively, in Sithe Power Marketing, LP, a Delaware limited partnership. Sithe New England and its subsidiaries, Sithe AOG Holding #1, Inc., Sithe AOG Holding #2, Inc. and Sithe Power Marketing, LP are collectively referred to as the "Company". The Company owns, operates and markets the electrical generation capacity and ancillary services of six electric power plants in New England with an aggregate installed capacity of 2,000 MW that were acquired from Boston Edison on May 15, 1998 and is constructing the 1,600 MW Mystic 8 & 9 and 800 MW Fore River projects (the "Construction Projects"). The Construction Projects will use combined-cycle technology, with the Mystic 8 & 9 project fueled by natural gas and the Fore River Project fueled by both natural gas and low-sulfur distillate oil. The Construction Projects are expected to be completed and enter service in 2003.

         Sithe Power Marketing, LP also markets the electrical generation, capacity and ancillary services and procures fuel for four other plants located in New York with an aggregate installed capacity of 285 MW that are owned by Sithe Energies. Effective November 1, 2002, Sithe Power Marketing, LP no longer provides these services to these plants owned by Sithe Energies.

         On November 1, 2002, Exelon Generation Company, LLC, a wholly-owned subsidiary of Exelon Corporation, completed the acquisition of the Company from Sithe Northeast and Sithe Energies.


2.   Summary of Significant Accounting Policies

     Basis of Presentation

         The accompanying combined financial statements include the accounts of the Company and all of the subsidiaries and partnerships in which it has a controlling ownership interest. All significant intercompany transactions and balances have been eliminated.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Cash and Cash Equivalents

         Cash and cash equivalents, including restricted amounts, include bank deposits, commercial paper and certificates of deposit that mature within three months of their purchase.

     Restricted Cash

         All cash and cash equivalents generated by the operations of Sithe Boston Generating, LLC ("Sithe Boston") have been pledged as collateral under the Sithe Boston long-term financing facility (the "SBG facility").

     Fuel Inventory

         Fuel inventory is stated at cost using the average cost method.

     Electric and Steam Generating Facilities

         Owned electric and steam generating facilities are valued at cost. Depreciation of electric and steam generating facilities is computed using the straight-line method over the shorter of the estimated economic or service lives of the respective assets (ranging from 5 to 30 years).

         Goodwill, representing costs in excess of fair value of net assets acquired, is being amortized over 40 years on a straight-line basis. The Company evaluates the carrying amount of long-lived assets, including goodwill, on an annual basis using the recoverability from operating income methodology.

     Construction Costs and Capitalized Interest

         The Company capitalizes qualifying costs directly related to construction of power plants during the construction phase, including capitalized interest. The total amount of interest costs incurred during 2001 was $54.2 million, of which $54.0 million was capitalized.

     Project Development Costs

         The Company capitalizes costs directly related to developing new projects when management determines it is probable that the project will proceed to the construction phase. Such determination is based on the facts and circumstances for each project, and reflects the legal, political and regulatory environment where the project is being developed.

     Environmental Remediation Expenditures

         The Company capitalizes certain environmental remediation expenditures at sites on which it constructs new power plants. The Company accrues for environmental remediation costs related to existing conditions resulting from past operations when the costs are probable and can be reasonably estimated.

     Project Impairments

         The Company evaluates the operating and financial performance of its long-lived assets for potential impairments in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which prescribes the method for measuring impairment. If an asset is determined to be impaired, the capitalized costs are written down to fair value. No provision for project impairment was required in 2001.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," (SFAS No. 144). Under SFAS No. 144, long-lived assets to be disposed of should be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continued operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Effective January 1, 2002, the Company adopted SFAS No. 144, which did not have a material impact on its financial position or results of operations.

         Effective January 1, 2002, the Company began accelerating depreciation expense on its New Boston Station units 1 and 2, with a net book value of $52.7 million, over a five year remaining life as compared to the previous 30 year useful life used from May 16, 1998 through December 31, 2001. The change in useful life was made to reflect the Company's estimate of New Boston Station's remaining useful life in a changing energy market. As of June 30, 2002, the Company recognized an impairment charge of $22.3 million for one-half of the remaining net book value of New Boston Station, and pursuant to an agreement with ISO New England, Inc. ("ISONE"), one unit was taken out of service as of July 1, 2002.

     Debt Issuance Costs

         Legal fees and other direct costs incurred in connection with obtaining financing are deferred and amortized to interest cost using the interest method over the term of the related debt.

     Maintenance and Repairs

         Routine maintenance and repairs and major overhaul costs for major equipment are charged to expense as incurred.

     Revenue Recognition

         Revenue from sales of electricity generated, capacity and ancillary services into the market administered by ISONE are recorded based on market clearing prices. Revenues from the sale of electricity and capacity under bilateral sales contracts are recorded based upon output delivered and capacity provided at the payment rates as specified under contract terms.

         Customers accounting for 10% or more of revenue during 2001 were as follows:

             ISONE                                          26.79%

     Derivative Instruments

         The Company has adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS No. 133). SFAS No. 133, as amended and interpreted, establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts be recorded on the balance sheet as either an asset or liability measured at their fair value. When specific hedge accounting criteria are not met, SFAS No. 133 requires that changes in a derivative's fair value be recognized currently in earnings. If a derivative is designated as and qualifies as a fair-value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative will be recorded in other comprehensive income and will be recognized in the income statement when the hedged item affects earnings. SFAS No. 133 requires that an entity formally document, designate and perform ongoing assessments of the effectiveness of transactions that receive hedge accounting. The impact of the Company's adoption of SFAS No. 133 was not material. Ongoing discussions and interpretations of SFAS No. 133 by the FASB could alter the definition of derivative instruments. The Company has implemented SFAS No. 133 based upon current rules and guidance, and any changes in these rules and guidance could impact the Company's subsequent reported operating results.

         The Company enters into various derivative transactions in order to hedge its exposure to certain market risks. As further discussed in Note 5, the Company has outstanding interest rate swap agreements to hedge against interest rate exposure and outstanding commodity derivative instruments to manage its risks related to electric, oil and gas sales and purchases. The company also has outstanding emissions allowance options which are not designated as hedges of an underlying risk.

         The change in the fair value of commodity derivatives that qualify as hedges of forecasted or index-based purchases of natural gas and fuel oil are recorded in accumulated other comprehensive income (loss) on the Company's consolidated balance sheets and subsequently recognized in cost of sales as fuel expense in the Company's consolidated statements of income when the underlying hedged transaction settles and the commodity is consumed. If the commodity derivative instrument is no longer sufficiently correlated to the underlying commodity, or if the underlying commodity transaction is terminated or settles earlier than anticipated, the gains or losses previously recorded in accumulated other comprehensive income (loss) are recognized in earnings.

     Other New Accounting Pronouncements

         In June 2001, the FASB issued SFAS No. 141, "Business Combinations," (SFAS No. 141). SFAS No. 141 was effective July 1, 2001 and requires that all business combinations on or after that date be accounted for under the purchase method. The implementation of this standard had no impact on the Company's financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," (SFAS No. 142), which is effective for fiscal years beginning after December 15, 2001 as to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Under SFAS No. 142, goodwill is considered a nonamortizable asset and will be subject to an annual review for impairment and an interim review when required by events or circumstances. At December 31, 2001, the Company had recorded goodwill of approximately $21.2 million, net of accumulated amortization of $1.4 million, which was being amortized over 40 years. Goodwill has been evaluated based on the fair values of the Company's plants. These fair values have been evaluated based on the net present values of the projected future cash flows for the remaining useful lives of the facilities. Future cash flows have been based on internal business plans and trend analyses and the net present values have been computed using the weighted average cost of capital. The implementation of this standard had no impact, other than the discontinuance of goodwill amortization, on the Company's financial position or results of operations. Had the Company adopted SFAS No. 142 in 2001, the Company's net income would have been $32,521 for the year ended December 31, 2001.

         Also in June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," (SFAS No. 143). Upon adoption of SFAS No. 143, the fair value of a liability for an asset retirement obligation is required to be recorded. Upon settlement of the liability, an entity either settles the obligation for the recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is currently evaluating the effect of SFAS No. 143 and has not yet determined the impact, if any, this new standard will have on its financial position or results of operations.



3.   Borrowings

         On February 13, 2001, the Company, through its wholly-owned subsidiary, Sithe Boston closed the SBG facility under which up to a total of $1.25 billion will be available, including $1.148 billion to pay construction costs of the Construction Projects, $62 million for debt service and other security letters of credit and $40 million for a working capital facility. The existing 1,005 MW Mystic Station and the Construction Projects have been pledged as collateral under the SBG Facility. Upon closing of the SBG Facility, Sithe Boston made an initial drawdown of $536.3 million, of which $102.4 million was used to pay construction costs, $116.6 million was used to fully repay the remaining $115.6 million of recourse project debt outstanding under the Sithe New England Holdings, LLC Senior Secured Credit Facility at December 31, 2000 plus accrued interest through February 13, 2001, and $317.3 million was distributed to Sithe Northeast as a return of capital previously invested by Sithe Energies to fund a portion of the costs of the Construction Projects. The Company made additional borrowings under the SBG Facility to fund construction costs of the Construction Projects totaling $380.6 million. Under the SBG Facility there were $916.9 million of borrowings for construction costs, $39.6 million of letters of credit and no amounts drawn under the working capital facility as of December 31, 2001.

         Interest on the SBG Facility is at LIBOR or the Base Rate, plus an applicable margin, at Sithe Boston's option. The Base Rate is the higher of the prime rate announced by the administrative agent or the Federal Funds rate plus 0.5%. Applicable margins under the SBG Facility for LIBOR borrowings and Base Rate borrowings are 1.375% and 0.625%, respectively, through February 13, 2003, increasing to 1.45% and 0.70%, respectively, through February 13, 2005 and increasing to 1.75% and 1.00%, respectively, thereafter. After February 13, 2003, if Sithe Boston does not receive an investment grade rating, the applicable margin will be increased by 0.2% through February 13, 2005 and by 0.25% thereafter. A commitment fee of 0.375% is payable on the unused portion of the SBG Facility. Sithe Boston is required to enter into interest rate swap agreements to effectively fix the interest rate through May 30, 2002 on 70% of the borrowings outstanding under the SBG Facility and thereafter on 50% of such borrowings. As of December 31, 2001, Sithe Boston has entered into five interest rate swap agreements which have effectively fixed the LIBOR component of the interest rate at approximately 5.73% on $758.0 million notional principal or 83% of the borrowings outstanding at December 31, 2001 and 75% of the borrowings forecast to be outstanding under the SBG Facility through June 30, 2004. Commencing July 1, 2004, scheduled reductions in the notional principal amount underlying these interest rate swaps will begin to reduce the effectively fixed LIBOR component portion of borrowings, until such portion reaches 50% at December 31, 2004, where it will remain until the December 31, 2007 final maturity of the SBG Facility.

         The SBG Facility provides that if the Construction Projects are not completed by May 31, 2003, the SBG Facility lenders will have the right, but will not be required, to (i) terminate their commitments to make advances or issue letters of credit under the SBG Facility, (ii) declare all amounts then outstanding under the SBG Facility and the interest rate swap agreements to be due, and (iii) require posting of collateral equal to the remaining amount that can be drawn under previously issued letters of credit.

         Quarterly principal repayments commence on September 30, 2004, and, excluding the working capital facility, which had no outstanding borrowings at December 31, 2001, aggregate $11.4 million in 2004, $13.0 million in 2005, $16.3 million in 2006 and $1.048 billion thereafter, including a final maturity payment of $1.021 billion on December 31, 2007.


4.   Income Taxes


         The provision for income taxes included in these combined financial statements was calculated as if the corporate members and each limited liability company ("LLC") for which a written tax sharing agreement exists, within the group of companies included in these combined financial statements, were separate tax paying entities. The provision for income taxes was calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting of income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated future income tax effects of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets are also established for the estimated future benefit of net operating loss and tax credit carryforwards when it is more likely than not that such assets will be realized. Deferred taxes are calculated based on provisions of the enacted tax law, and possible future changes in tax laws or rates are not anticipated. For balance sheet purposes, deferred tax assets and liabilities within certain jurisdictions have been offset based on their classification as current or non-current.

         Corporate members of the group of entities whose results are included in these combined financial statements are members of Sithe Energies' consolidated group for income tax purposes. The limited liability companies whose results are also included in these combined financial statements are owned directly or indirectly by Sithe Northeast, who is also a member of Sithe Energies' consolidated group for income tax purposes. Deferred and current portions of the provisions for income taxes are allocated to each corporate member of the group of entities included in the combined financial statements as if each were a separate taxpaying entity. The LLCs included in these combined statements are treated as disregarded entities for federal and state tax purposes, and therefore, their income is generally not taxed on a separate entity basis. Deferred and current portions of the provisions for income taxes are allocated to each LLC within the group of entities included in the combined financial statements only to the extent that a written tax sharing agreement exists which provides for such allocation. The only existing written LLC tax sharing agreement is between Sithe Boston and Sithe Northeast.

     Principal Components of Deferred Taxes

         The significant components of the net deferred tax liability which reflect the tax effects of the Company's temporary differences, tax credit carryforwards and net operating loss carryforwards are as follows (in thousands):

                                                            2001
                                                            ----
          Net deferred tax assets - current:
             Mark to market adjustments                   $ 1,376
                                                          -------
                                                            1,376
                                                          -------

          Net deferred tax assets - non-current:
             Mark to market adjustments                    10,563
             Capitalized interest on construction in
                progress                                   15,639
             State, local & other                           1,107
                                                          -------
                                                           27,309
                                                          -------

          Net deferred tax liabilities - non-current:
             Depreciation                                   6,656
                                                          -------
                                                            6,656
                                                          -------

             Net deferred tax asset                       $22,029
                                                          =======

Provision for Income Taxes

         The provision for income taxes consists of the following (in thousands):

                                      2001
                                      ----
          Current:
             Federal               $ 21,225
             State                    7,388
                                   --------
                                   $ 28,613
                                   --------

          Deferred:
             Federal                 (7,144)
             State                   (2,130)
                                   --------
                                     (9,274)
                                   --------

                                   $ 19,339
                                   ========

         The liability for current tax expense of $28,613 is reflected in Payable to affiliates, net on the Company's balance sheet.

         The provision for income taxes differs from the amounts computed by applying the Federal statutory rate to income before income taxes, as follows (dollars in thousands):



                                                     2001
                                            -----------------------
                                             Amount            %
                                            --------       --------

Amounts computed by applying Federal
   statutory rate                           $ 18,020         35.0%
Current year state income taxes, net of
   Federal tax benefit                         2,640          5.1
Income of LLC's for which no tax
   sharing agreement exists                   (6,509)       (12.6)
Deferred taxes resulting from change
   due to tax sharing agreement                5,188         10.1
                                            --------         ----

                                            $ 19,339         37.6%
                                            ========         ====

5.   Financial and Derivative Instruments

     Financial Instruments and Fair Value

         Financial instruments, which potentially subject the Company to concentrations of risk, consist principally of temporary cash investments and trade receivables. The Company invests its temporary cash balances in U.S. government obligations and financial instruments of highly rated financial institutions. A substantial portion of trade receivables are from major regulated electric utilities and power marketers.

         The carrying values reflected in the balance sheet at December 31, 2001 approximate fair values for cash and cash equivalents, trade receivables and payables, construction payables and variable-rate long-term debt. In making such assessment, the Company utilized credit reviews, quoted market prices and discounted cash flow analyses as appropriate.

         The Company enters into commodity derivatives to mitigate exposure to market fluctuations in the commodity price and transportation cost of natural gas and petroleum products. At December 31, 2001, these commodity derivatives covered periods through December 31, 2002 and the Company had recorded in accumulated other comprehensive loss a net loss on effective hedges of index-based purchases and forecasted transactions of $3.4 million, net of deferred taxes of $1.4 million. The Company estimates that approximately $3.4 million of the amounts recorded in accumulated other comprehensive loss at December 31, 2001 will be amortized to earnings for the year ending December 31, 2002. During 2001, the Company reclassified $1.3 million of losses from accumulated other comprehensive loss into earnings when it became probable that the related original forecasted transactions would not occur. At December 31, 2001, the Company had recorded an unrealized loss on ineffective hedges of index-based purchases and forecasted transactions of $4.3 million included in unrealized loss on derivatives in its combined statement of operations.

         The Company's purchased and sold emissions allowance options were not designated by the Company as hedges of an underlying risk. As such, these options were recorded at their fair market value resulting in an unrealized loss of $1.8 million included in unrealized loss on derivatives in the Company's combined statement of operations at December 31, 2001.

         Sithe Boston is required to enter into interest rate swap agreements to effectively fix the interest rate through May 30, 2002 on 70% of the borrowings outstanding under the SBG Facility and thereafter on 50% of such borrowings. As of December 31, 2001, Sithe Boston has entered into interest rate swap agreements which have effectively fixed the LIBOR component of the interest rate at approximately 5.73% on $758.0 million of notional principal, or 83% of the borrowings outstanding at December 31, 2001 and 75% of the borrowings forecast to be outstanding under the SBG Facility through June 30, 2004. Commencing July 1, 2004, scheduled reductions in the notional principal amount underlying these interest rate swaps will begin to decrease the portion of the borrowings forecast to be outstanding on which the LIBOR component of the interest rate is effectively fixed at approximately 5.73%, until it reaches 50% at December 31, 2004, where it will remain until the December 31, 2007 final maturity of the SBG Facility. In accordance SFAS No. 133, these interest rate swap agreements qualify and have been designated as cash flow hedges. At December 31, 2001, the fair market value of these cash flow hedges were reflected on the Company's combined balance sheet as liabilities aggregating $25.7 million, with a charge of $14.6 million to other comprehensive loss, net of deferred taxes of $11.1 million. The Company estimates that the amounts that will be reclassified to earnings for the year ending December 31, 2002 from the amounts recorded in accumulated other comprehensive loss at December 31, 2001 will not have a material impact on the Company's financial position or results of operations.

6.   Capital

         During 2001, Sithe Northeast made capital contributions of $281.9 million to fund costs of the Construction Projects. During the year, the Company made capital distributions to Sithe Northeast totaling $418.4 million of which $317.3 million was distributed upon closing of the SBG facility (See note 3).


7.   Commitments and Contingencies

     Environmental Remediation

         The Company reviews its obligations as it relates to compliance with environmental laws, including site restoration and remediation. Because of the uncertainties associated with environmental assessment and remediation activities, future costs of compliance or remediation could be higher or lower than the amount currently accrued. Based on currently available information, the Company does not believe that any costs incurred in excess of those currently accrued will have a material effect on the financial position or results of operations of the Company.

     Litigation and Claims

         In March 2001, two subsidiaries of Sithe Boston, Sithe Fore River Development, LLC ("Sithe Fore River") and Sithe Mystic Development LLC ("Sithe Mystic" and, collectively with Sithe Fore River, the "Project Companies"), brought an action in the New York Supreme Court, New York County, (the "New York Action"), against Raytheon Company ("Raytheon") seeking injunctive relief to enforce the terms of Guarantee Agreements (the "Guarantees") issued by Raytheon to Sithe Fore River and Sithe Mystic, respectively, pursuant to which Raytheon guaranteed the punctual and full performance and payment obligations of the turnkey contractor for the Project Companies but which, on March 8, 2001, abandoned the construction work at the Project Companies' respective sites. An agreement was reached between the Project Companies and Raytheon on March 15, 2001, pursuant to which Raytheon agreed to step in pursuant to the Guarantees and to complete construction of the Construction Projects.

         The New York Action is still pending. On February 28, 2002, Sithe Fore River by motion sought leave to serve as a Supplemental Complaint therein, which complaint would not supplant the original complaint but sought a declaratory judgment that a change order request submitted by Raytheon to Sithe Fore River under date of January 9, 2002 for cost and schedule impacts allegedly resulting from restrictions on Raytheon's second shift operations at the Fore River project was properly rejected by Sithe Fore River. The change order request sought a 109-day extension of Raytheon's time to complete the Fore River project and claimed $20.1 million of cost relief. On May 3, 2002, Raytheon moved in the New York Action for an order staying the New York Action and compelling Sithe Fore River to arbitrate the dispute concerning the change order in an arbitration before the International Chamber of Commerce Court of Arbitration (the "ICC Court") that Raytheon had commenced on May 2, 2002. After briefing and argument, Justice Charles E. Ramos entered an Order on July 12, 2002, granting both Sithe Fore River's motion to serve its Supplemental Complaint and Raytheon's motion to compel arbitration. On July 30, 2002, Sithe Fore River determined not to appeal the referral of the change order dispute to arbitration and formally submitted to the jurisdiction of the ICC Court for adjudication of this dispute.

         The New York Action was not dismissed but has informally been stayed pending the outcome of the ICC Court arbitration. An Arbitral Tribunal consisting of three arbitrators has been appointed and has set a procedural schedule for hearings on the merits of the parties' respective claims and defenses in the first four months of 2003.

         The Company believes it properly rejected Raytheon's request for a change order and will vigorously defend its position in the arbitration.

         In a dispute before the FERC involving the interconnection of the Mystic 8 and 9 project with the transmission system of Boston Edison, Boston Edison sought to charge the Company for congestion costs that may be incurred by it during temporary line outages to upgrade equipment as part of the interconnection of the Mystic 8 and 9 projects. The Company's position is that it is not responsible for such costs. On October 16, 2001, the parties reached a settlement, which was approved by the FERC on February 27, 2002. Under the terms of this settlement, any upgrade related to congestion costs incurred prior to October 17, 2001 will be allocated to the New England Power Pool (the "NEPOOL") network load consistent with existing NEPOOL rules. From and after October 17, 2001, the first $0.5 million of upgrade related congestion costs shall be allocated to the Company, the next $1.5 million shall be allocated to NEPOOL network load consistent with existing NEPOOL rules and thereafter any upgrade related congestion costs shall be allocated equally between the Company and NEPOOL network load. The Company is recording those congestion costs in accordance with the settlement agreement, which has had no effect on the financial statements as of December 31, 2001.

         On December 28, 2001, Sithe New Boston filed a petition before the FERC requesting that the facility be operated under proposed rates between Sithe New Boston and ISONE effective January 1, 2002, subject to refund. The parties reached a settlement which was approved by the FERC on December 20, 2002. All revenues for Sithe New Boston have been recorded in accordance with this settlement agreement.

         In a dispute before the FERC regarding NSTAR Electric & Gas Corp.'s ("NSTAR") complaint contesting ISONE's policy for compensating out of merit generators through mitigation agreements, NSTAR has made allegations related to market power issues and has sought refunds for past power sales. The Company has vigorously opposed these allegations. The case has been dismissed by the FERC. NSTAR has petitioned the D.C. Circuit for review of the FERC's dismissal of its complaint and is seeking refunds on past mitigation agreements. Sithe New England has intervened in this proceeding, which is currently pending at the D.C. Circuit.

         The Company is a participant in a proceeding before the FERC related to the Company's recovery of a portion of its operating costs for providing energy to ISONE during capacity-constrained periods between July 1, 2001 and December 27, 2001. ISONE potentially may not pay the Company these costs because of its implementation of rules relating to when suppliers will be disqualified from receiving such payments for failing to follow ISONE's precise dispatch instructions. The FERC approved modifications to these rules prospectively which would mitigate or eliminate the problem going forward, but left nearly six months (July 1, 2001 to December 27, 2001) when the Company potentially would be subject to the prior provisions. The FERC rejected a motion to place the new provisions in place retroactively, effective July 1, 2001, and subsequently, on March 15, 2002, denied rehearing. Sithe New England sought review of the Commission's orders in the D.C. Circuit Court of appeals on April 9, 2002. That proceeding is being held in abeyance pending the Commission's consideration of a Complaint that Sithe New England filed on September 23, 2002 seeking relief for the locked in period from July 1, 2001 to December 27, 2001. The Company intends to vigorously pursue these proceedings.

         On June 1, 2001, the U.S. Environmental Protection Agency (the "EPA") issued to the Company a Notice of Violation (the "NOV") and Reporting Requirement pursuant to Sections 113 and 114 of the Clean Air Act. The NOV alleges numerous exceedances of opacity limits and violations of opacity-related monitoring, recording and reporting requirements at Mystic Station in Everett, Massachusetts. On January 8, 2002, the EPA indicated that it had decided to resolve the NOV through an administrative compliance order and a judicial civil penalty action. In March 2002, the EPA issued and Sithe Mystic LLC, a wholly-owned subsidiary of the Company, voluntarily entered a Compliance Order and Reporting Requirement (the "Order") regarding Mystic Station. The Order's effective date is March 14, 2002. Under the Order, Mystic Station will install new ignition equipment on three of the four units at the plant. Mystic Station will also undertake an extensive opacity monitoring and testing program for all four units at the plant to help determine if additional compliance measures are needed. The Order requires three of the four units to switch to a lower sulfur fuel oil. The installation of the equipment and the use of a lower sulfur oil was completed by September 1, 2002. The Order does not address civil penalties. The EPA Region I Senior Enforcement Counsel (the "EPA Counsel") has indicated that penalty discussions will likely begin in early 2003. The EPA Counsel also has indicated that the EPA will seek civil penalties of an undisclosed amount to recover the benefit of the alleged noncompliance. To date, the EPA has not provided any other information regarding possible penalties. The Company will determine its response after the EPA makes a formal demand for penalties.

         Alternate Power Sources, Inc ("APS") has filed a complaint with the FERC charging that the ISONE failed to properly investigate and mitigate anomalous conduct in the ICAP market and that the ICAP closing prices should be reset to zero for the period between April and July 2000. Sithe New England Holdings has intervened and protested the complaint by APS. On October 11, 2002, the FERC issued an order approving a settlement of this proceeding which resulted in a net payment to Sithe New England Holdings of $5.5 million paid during October 2002. This amount has been recognized into income during the year ended December 31, 2001.

         In addition to the legal matters discussed above the Company is a defendant in legal actions arising from activities conducted in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

     Other

         The Company has entered into a long-term gas supply agreement for the Mystic 8 & 9 project and a long-term gas transportation agreement for the Fore River project. Aggregate minimum commitments under these agreements are estimated to be $33.1 million in 2002, $101.0 in 2003, $102.2 in 2004, $102.2 in
2005 and $102.2 million in 2006.

         The Company has entered into long-term service agreements for maintenance of the gas turbines and generators at the Construction Projects. Upon completion of the Construction Projects, aggregate annual future minimum payments under these agreements are estimated to be approximately $27.0 million for each of the next five years.

         On October 1, 2002, a fire at New Boston Station seriously damaged New Boston Station's unit that was in service. The total estimated repairs of the unit are expected to be between $10.0 million and $15.0 million of which $1.6 million has been spent as of December 23, 2002. Sithe New England has returned to service the New Boston Station unit that was previously taken out of service.

The Company believes its insurance policies will be sufficient to provide for recovery of loss due to damages and all incremental costs incurred as a result of the fire.

     Leases

         The Company leases storage capacity for up to 500,000 barrels of fuel oil under a lease that is cancelable upon 18 months' notice, and office space under a lease that expires in June 2003. Total lease expense was $2.2 million in 2001. Future minimum lease payments under these leases are $2.1 million in 2002 and $1.1 million in 2003.

     Employee Benefit Plans

         The Company's non-union employees and eligible union employees, as discussed below, participate in a defined contribution 401(k) savings plan sponsored by Sithe Energies. The Company matches employees' contributions up to specified limitations. Company contributions to the plan amounted to approximately $0.2 million in 2001.

         In 1998, the Company adopted a defined benefit pension plan for the union employees it hired in connection with the Boston Edison asset acquisition (the "Union Plan"). The Company's funding policy is to fund at least the minimum annual contribution required by the Employee Retirement Income Security Act of 1974.

         On October 1, 2000, the Company and the Local 369 of Utility Workers Union of America entered into a new union employee contract through September 30, 2005. This contract grants other retirement benefits to union employees who elect not to or are no longer eligible to receive traditional pension benefit from the Union Plan. These benefits, which became effective January 1, 2001, include participation in the Sithe Energies' 401(k) savings plan with matching employer contributions and participation in the cash balance stable pension account program under the Union Plan. All union employees under the age of 45 or selected for permanent assignments at the Construction Projects plus any other union employees, who voluntarily elect to do so, will receive these benefits.

         The following tables present the benefit obligation and the funded status of the Union Plan (in thousands):

          Change in Benefit Obligation
             Benefit obligation at beginning of year            $ 1,616
             Employer service cost                                  313
             Interest cost                                          113
             Actuarial gain                                        (364)
             Benefits paid                                          (12)
                                                                -------
             Benefits obligation at the end of the year         $ 1,666
                                                                =======

          Change in Plan Assets
             Fair value of plan assets at beginning of year     $ 1,033
             Actual return on assets                                 23
             Employer contributions                                   4
             Benefits paid                                          (12)
                                                                -------
             Fair value of assets at end of year                $ 1,048
                                                                =======

             Funded status                                      $  (618)
             Unrecognized transition (asset)/obligation              --
             Unrecognized prior service cost                        224
             Unrecognized net gain                                  (90)
                                                                -------
             Accrued benefit cost                               $  (484)
                                                                =======

         Net periodic pension expense amounted to approximately $0.3 million in 2001 and consisted of the following components (in thousands):

             Benefit cost for service during the year           $   313
             Interest cost on projected benefit obligation          113
             Expected return on plan assets                         (85)
             Amortization of prior service cost                      17
             Amortization of unrecognized gain                       (4)
                                                                -------
                Net pension expense                             $   354
                                                                =======


         The major assumptions used in accounting for the pension plan at December 31, 2001 are as follows:

             Discount rate (weighted average)                      7.25%
             Expected long-term rate of return on plan assets      8.50%
             Rate of compensation increase                         3.25%

         In addition, effective January 1, 2001, all union employees are eligible to participate in the Company's post employment medical saving account program, under which the Company will provide matching contributions based on the employee's contributions and age. During 2001, the Company recognized an expense of $0.1 million for this program.

         Effective January 1, 2000, Sithe Energies adopted the Stable Account Plan for its full-time non-union employees. The Stable Account Plan is a cash balance defined benefit plan under which Sithe Energies credits to each participating employee's account a pre-determined percentage of their base salary up to specified limitations. The Company recognized expense during 2001 related to the Stable Account Plan in the amount of $0.6 million.

8.   Related Party Transactions

         In the ordinary course of business, the Company borrows from or makes advances to affiliates. Any borrowings or advances bear interest at the monthly weighted average interest rates that Sithe New England incurs on its credit facilities and that the Company incurs on the SBG Facility. Outstanding borrowings from Sithe Northeast Generating amounted to approximately $12.3 million at December 31, 2001. Net interest expense to Sithe Northeast Generating amounted to approximately $0.2 million for the year ended December 31, 2001.

         During 2001, Sithe Power Marketing, LP acted as agent and sold electrical generation, capacity and ancillary services and procured fuels on behalf of four New York power plants owed by Sithe Energies with an aggregate installed capacity of 285 MW. Sithe Power Marketing, LP received no fee for these services, and the accompanying financial statements do not include any revenues or expenses associated with these transactions. Effective November 1, 2002, Sithe Power Marketing, LP no longer provides these services to these plants owned by Sithe Energies.






                                      *****

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                                      -25-

                           SITHE AOG HOLDING #1, INC.
                           SITHE AOG HOLDING #2, INC.
                            SITHE POWER MARKETING, LP
                SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                   CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                         (Unaudited)
                                                      Nine Months Ended
                                                        September 30,
                                                ---------------------------
                                                  2002               2001

Revenue                                         $ 362,401         $ 290,632
                                                ---------         ---------

Cost of sales:
  Fuel                                            254,232           183,582
  Operations and maintenance                       50,221            56,210
  Depreciation                                     11,478             6,806
                                                ---------         ---------
                                                  315,931           246,598
                                                ---------         ---------

Gross profit                                       46,470            44,034
                                                ---------         ---------

Other operating (income) expenses:
  Amortization of goodwill                             --               281
  Unrealized (gain) loss on derivatives            (6,351)              955
  Provision for impairment of New Boston           22,279                --
                                                ---------         ---------
                                                   15,928             1,236
                                                ---------         ---------

Operating income                                   30,542            42,798
                                                ---------         ---------

Non-operating income (expense) :
  Interest income (expense)                            56               (48)
  Other income, net                                 2,674             1,895
                                                ---------         ---------

Income before income taxes                         33,272            44,645

Provision for income taxes                         15,393            14,856
                                                ---------         ---------

Net income                                      $  17,879         $  29,789
                                                =========         =========


              See notes to condensed combined financial statements

                                 SITHE AOG HOLDING # 1, INC.
                                 SITHE AOG HOLDING # 2, INC.
                                  SITHE POWER MARKETING, LP
                      SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                         CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                       (In thousands)

                                                             (Unaudited)       (Unaudited)
                                                            Nine Months Ended September 30,
                                                            -------------------------------
                                                                 2002              2001
                                                              ---------         ---------
Cash flows from operating activities:
 Net income                                                   $  17,879         $  29,789
 Adjustments to reconcile net income to cash provided
     by (used in) operating activities:
        Depreciation and amortization                            11,478             7,087
        Amortization of debt issuance costs                       5,006             3,060
        Unrealized (gain)loss on derivatives                     (6,351)              955
        Provision for impairment of New Boston                   22,279                --
        Deferred income taxes                                    (4,855)            4,636
        Changes in operating assets and liabilities:
           Accounts receivable                                   (2,728)           39,448
           Inventories                                            4,553            (4,312)
           Prepaid expenses and other current assets               (501)           (1,457)
           Trade payables and other liabilities                   7,509           (80,651)
           Other                                                  2,269               403
                                                              ---------         ---------
Net cash provided by (used in) operating activities              56,538            (1,042)
                                                              ---------         ---------

Cash flows from investing activities:
  Capital expenditures, including capitalized interest         (125,663)         (456,753)
  Restricted cash and cash equivalents                              101            (4,858)
                                                              ---------         ---------
Net cash used in investing activities                          (125,562)         (461,611)
                                                              ---------         ---------

Cash flows from financing activities:
  Capital contributions                                           3,795           281,675
  Distributions                                                 (70,569)         (418,373)
  Borrowings under construction loan                            115,903           845,986
  Repayments under line of credit                                    --          (115,626)
  Repayments of interim credit agrrement                             --           (75,000)
  Deferred financing costs                                         (742)          (22,260)
  Advances from (payments to) affiliates                         37,404           (21,665)
                                                              ---------         ---------
Net cash provided by financing activities                        85,791           474,737
                                                              ---------         ---------

Net increase in cash and cash equivalents                        16,767            12,084
Cash and cash equivalents at beginning of period                     46               967
                                                              ---------         ---------
Cash and cash equivalents at end of period                    $  16,813         $  13,051
                                                              =========         =========

Supplemental cash flow information
There was no cash paid for taxes or interest (net of amounts capitalized)

              See notes to condensed combined financial statements

                                        SITHE AOG HOLDING #1, INC.
                                        SITHE AOG HOLDING #2, INC.
                                         SITHE POWER MARKETING, LP
                             SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                                     CONDENSED COMBINED BALANCE SHEETS
                                              (In thousands)

                                                                         September 30,
                                                                             2002            December 31,
                                                                         (unaudited)             2001
                                                                         -----------         -----------
ASSETS

Current assets:
  Cash and cash equivalents                                              $    16,813         $        46
  Restricted cash and cash equivalents                                         6,899               7,000
  Accounts receivable                                                         48,643              38,171
  Current portion of deferred tax asset                                           --               1,376
  Inventories                                                                  8,002              12,555
  Prepaid expenses and other current assets                                    2,187               1,686
                                                                         -----------         -----------
       Total current assets                                                   82,544              60,834
                                                                         -----------         -----------

Property, plant and equipment:
  Land                                                                        21,113              21,113
  Electric generating facilities                                             203,372             227,656
  Construction in progress                                                 1,811,511           1,717,443
                                                                         -----------         -----------
                                                                           2,035,996           1,966,212
  Accumulated depreciation                                                   (35,464)            (30,084)
                                                                         -----------         -----------
                                                                           2,000,532           1,936,128
                                                                         -----------         -----------

Other assets:
  Project development costs                                                  103,758             100,263
  Debt issuance costs and other assets                                        33,873              39,911
  Goodwill (net of accumulated amortization of $1,357 and $1,357)             21,226              21,226
  Non current portion of deferred tax asset                                   61,482              27,309
                                                                         -----------         -----------
                                                                             220,339             188,709
                                                                         -----------         -----------

Total assets                                                             $ 2,303,415         $ 2,185,671
                                                                         ===========         ===========

              See notes to condensed combined financial statements

                             SITHE AOG HOLDING #1, INC.
                             SITHE AOG HOLDING #2, INC.
                              SITHE POWER MARKETING, LP
                  SITHE NEW ENGLAND HOLDINGS, LLC AND SUBSIDIARIES
                          CONDENSED COMBINED BALANCE SHEETS
                                   (In thousands)

                                                  September 30,
                                                       2002            December 31,
                                                   (unaudited)             2001
                                                   -----------         -----------

LIABILITIES AND CAPITAL

Current liabilities:
  Trade payables and accrued expenses              $    49,438         $    41,929
  Current portion of derivative liabilities             10,737               9,893
  Current portion of deferred tax liability                 31                  --
  Payable to affiliates                                 46,179               8,775
                                                   -----------         -----------
      Total current liabilities                        106,385              60,597
                                                   -----------         -----------

Long-term debt:
  Construction loan                                  1,032,800             916,897
                                                   -----------         -----------

Other liabilities
   Derivative liability                                 99,959              34,255
   Deferred income tax liability                         7,978               6,656
                                                   -----------         -----------
                                                       107,937              40,911
                                                   -----------         -----------

Commitments and contingencies

Capital:
  Member's and partners' capital                     1,065,788           1,132,562
  Accumulated retained earnings                         80,894              63,015
  Accumulated other comprehensive loss                 (90,389)            (28,311)
                                                   -----------         -----------
                                                     1,056,293           1,167,266
                                                   -----------         -----------

Total liabilities and capital                      $ 2,303,415         $ 2,185,671
                                                   ===========         ===========

              See notes to condensed combined financial statements

                           SITHE AOG HOLDING #1, INC.
                           SITHE AOG HOLDING #2, INC.
                            SITHE POWER MARKETING, LP
                         SITHE NEW ENGLAND HOLDINGS, LLC
          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)


1.   Organization and Nature of Operations

         Sithe New England Holdings, LLC ("Sithe New England"), a subsidiary of Sithe Northeast Generating Company, Inc. ("Sithe Northeast"), which is in turn a subsidiary of Sithe Energies, Inc. ("Sithe Energies"), is a Delaware limited liability company. Sithe AOG Holding #1, Inc. and Sithe AOG Holding #2, Inc., also subsidiaries of Sithe Northeast, are the 1% general partner and 99% limited partner, respectively, in Sithe Power Marketing, LP, a Delaware limited partnership. Sithe New England and its subsidiaries, Sithe AOG Holding #1, Inc., Sithe AOG Holding #2, Inc. and Sithe Power Marketing, LP are collectively referred to as the "Company". The Company owns, operates and markets the electrical generation capacity and ancillary services of six electric power plants in New England with an aggregate installed capacity of 2,000 MW that were acquired from Boston Edison on May 15, 1998 and is constructing the 1,600 MW Mystic 8 & 9 and 800 MW Fore River projects (the "Construction Projects"). The Construction Projects will use combined-cycle technology, with the Mystic 8 & 9 project fueled by natural gas and the Fore River Project fueled by both natural gas and low-sulfur distillate oil. The Construction Projects are expected to be completed and enter service in 2003.

         Sithe Power Marketing, LP also markets the electrical generation, capacity and ancillary services and procures fuel for four other plants located in New York with an aggregate installed capacity of 285 MW that are owned by Sithe Energies. Effective November 1, 2002, Sithe Power Marketing, LP no longer provides these services to these plants owned by Sithe Energies.

         On November 1, 2002, Exelon Generation Company, LLC, a wholly-owned subsidiary of Exelon Corporation, completed the acquisition of the Company from Sithe Northeast and Sithe Energies.


2.   Basis of Presentation

         The accompanying condensed combined balance sheets at September 30, 2002 and December 31, 2001 and the condensed combined statements of operations and condensed combined statements of cash flows for the nine months ended September 30, 2002 and 2001 should be read in conjunction with the audited combined financial statements included elsewhere in this Report on Form 8-K.

         The results of operations for the nine months ended September 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year. The unaudited financial information at September 30, 2002 and for the nine months ended September 30, 2002 and 2001 contains all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and operating results for such periods. The December 31, 2001 condensed combined balance sheet was derived from audited financial statements but does not include all disclosures required under accounting principles generally accepted in the United States of America.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Project Impairments

         In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," (SFAS No. 144). Under SFAS No. 144, long-lived assets to be disposed of should be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continued operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Effective January 1, 2002, the Company adopted SFAS No. 144, which did not have a material impact on its financial position or results of operations.


         Effective January 1, 2002, the Company began accelerating depreciation expense on its New Boston Station units 1 and 2, with a net book value of $52.7 million, over a five year remaining life as compared to the previous 30 year useful life used from May 16, 1998 through December 31, 2001. The change in useful life was made to reflect the Company's estimate of New Boston Station's remaining useful life in a changing energy market. As of June 30, 2002, the Company recognized an impairment charge of $22.3 million for one-half of the remaining net book value of New Boston Station, and pursuant to an agreement with ISO New England, Inc. ("ISONE"), one unit was taken out of service as of July 1, 2002.

4.   New Accounting Pronouncements

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," (SFAS No. 142), which is effective for fiscal years beginning after December 15, 2001 as to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Under SFAS No. 142, goodwill is considered a nonamortizable asset and will be subject to an annual review for impairment and an interim review when required by events or circumstances. At December 31, 2001, the Company had recorded goodwill of approximately $21.2 million, net of accumulated amortization of $1.4 million, which was being amortized over 40 years. Goodwill has been evaluated based on the fair values of the Company's plants. These fair values have been evaluated based on the net present values of the projected future cash flows for the remaining useful lives of the facilities. Future cash flows have been based on internal business plans and trend analyses and the net present values have been computed using the weighted average cost of capital. The implementation of this standard had no impact, other than the discontinuance of goodwill amortization, on the Company's financial position or results of operations.

         The Company adopted SFAS No. 142 as of January 1, 2002. Had the Company adopted SFAS No. 142 in 2001, the Company's net income would have been $30,070 for the nine months ended September 30, 2001.

         Also in June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," (SFAS No. 143). Upon adoption of SFAS No. 143, the fair value of a liability for an asset retirement obligation is required to be recorded. Upon settlement of the liability, an entity either settles the obligation for the recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is currently evaluating the effect of SFAS No. 143 and has not yet determined the impact, if any, this new standard will have on its financial position or results of operations.

5.   Borrowings

         On February 13, 2001, the Company, through its wholly-owned subsidiary, Sithe Boston Generating, LLC ("Sithe Boston") closed long-term financing (the "SBG Facility") under which up to a total of $1.25 billion will be available, including $1.148 billion to pay construction costs of the Construction Projects, $62 million for debt service and other security letters of credit and $40 million for a working capital facility. The existing 1,005 MW Mystic Station and the Construction Projects have been pledged as collateral under the SBG facility. For the nine months ended September 30, 2002, the Company borrowed an additional $115.9 million to pay construction costs of the Construction Projects, and incurred $54.1 million of interest costs, all of which was capitalized.

         The SBG Facility provides that if the Construction Projects are not completed by May 31, 2003, the SBG Facility lenders will have the right, but will not be required, to (i) terminate their commitments to make advances or issue letters of credit under the SBG Facility, (ii) declare all amounts then outstanding under the SBG Facility and the interest rate swap agreements to be due, and (iii) require posting of collateral equal to the remaining amount that can be drawn under previously issued letters of credit.


6.   Commitments and Contingencies

Environmental Remediation

         The Company reviews its obligations as it relates to compliance with environmental laws, including site restoration and remediation. Because of the uncertainties associated with environmental assessment and remediation activities, future costs of compliance or remediation could be higher or lower than the amount currently accrued. Based on currently available information, the Company does not believe that any costs incurred in excess of those currently accrued will have a material effect on the financial position or results of operations of the Company.

Litigation and Claims

         In March 2001, two subsidiaries of Sithe Boston, Sithe Fore River Development, LLC ("Sithe Fore River") and Sithe Mystic Development LLC ("Sithe Mystic" and, collectively with Sithe Fore River, the "Project Companies"), brought an action in the New York Supreme Court, New York County, (the "New York Action"), against Raytheon Company ("Raytheon") seeking injunctive relief to enforce the terms of Guarantee Agreements (the "Guarantees") issued by Raytheon to Sithe Fore River and Sithe Mystic, respectively, pursuant to which Raytheon guaranteed the punctual and full performance and payment obligations of the turnkey contractor for the Project Companies but which, on March 8, 2001, abandoned the construction work at the Project Companies' respective sites. An agreement was reached between the Project Companies and Raytheon on March 15, 2001, pursuant to which Raytheon agreed to step in pursuant to the Guarantees and to complete construction of the Construction Projects.

         The New York Action is still pending. On February 28, 2002, Sithe Fore River by motion sought leave to serve as a Supplemental Complaint therein, which complaint would not supplant the original complaint but sought a declaratory judgment that a change order request submitted by Raytheon to Sithe Fore River under date of January 9, 2002 for cost and schedule impacts allegedly resulting from restrictions on Raytheon's second shift operations at the Fore River project was properly rejected by Sithe Fore River. The change order request sought a 109-day extension of Raytheon's time to complete the Fore River project and claimed $20.1 million of cost relief. On May 3, 2002, Raytheon moved in the New York Action for an order staying the New York Action and compelling Sithe Fore River to arbitrate the dispute concerning the change order in an arbitration before the International Chamber of Commerce Court of Arbitration (the "ICC Court") that Raytheon had commenced on May 2, 2002. After briefing and argument, Justice Charles E. Ramos entered an Order on July 12, 2002, granting both Sithe Fore River's motion to serve its Supplemental Complaint and Raytheon's motion to compel arbitration. On July 30, 2002, Sithe Fore River determined not to appeal the referral of the change order dispute to arbitration and formally submitted to the jurisdiction of the ICC Court for adjudication of this dispute.

         The New York Action was not dismissed but has informally been stayed pending the outcome of the ICC Court arbitration. The arbitration has proceeded to the extent that an Arbitral Tribunal consisting of three arbitrators has been appointed and has set a procedural schedule for hearings on the merits of the parties' respective claims and defenses in the first four months of 2003.

         The Company believes it properly rejected Raytheon's request for a change order and will vigorously defend its position in the arbitration.

         In a dispute before the FERC involving the interconnection of the Mystic 8 and 9 project with the transmission system of Boston Edison, Boston Edison sought to charge the Company for congestion costs that may be incurred by it during temporary line outages to upgrade equipment as part of the interconnection of the Mystic 8 and 9 projects. The Company's position is that it is not responsible for such costs. On October 16, 2001, the parties reached a settlement, which was approved by the FERC on February 27, 2002. Under the terms of this settlement, any upgrade related to congestion costs incurred prior to October 17, 2001 will be allocated to the New England Power Pool (the "NEPOOL") network load consistent with existing NEPOOL rules. From and after October 17, 2001, the first $0.5 million of upgrade related congestion costs shall be allocated to the Company, the next $1.5 million shall be allocated to NEPOOL network load consistent with existing NEPOOL rules and thereafter any upgrade related congestion costs shall be allocated equally between the Company and NEPOOL network load. The company is recording those congestion costs in accordance with the settlement agreement.

         On December 28, 2001, Sithe New Boston filed a petition before the FERC requesting that the facility be operated under proposed rates between Sithe New Boston and ISONE effective January 1, 2002, subject to refund. The parties reached a settlement which was approved by the FERC on December 20, 2002. All revenues for Sithe New Boston have been recorded in accordance with this settlement agreement.

         In a dispute before the FERC regarding NSTAR Electric & Gas Corp.'s ("NSTAR") complaint contesting ISONE's policy for compensating out of merit generators through mitigation agreements, NSTAR has made allegations related to market power issues and has sought refunds for past power sales. The Company has vigorously opposed these allegations. The case has been dismissed by the FERC. NSTAR has petitioned the D.C. Circuit for review of the FERC's dismissal of its complaint and is seeking refunds on past mitigation agreements. Sithe New England has intervened in this proceeding, which is currently pending at the D.C. Circuit.

         The Company is a participant in a proceeding before the FERC related to the Company's recovery of a portion of its operating costs for providing energy to ISONE during capacity-constrained periods between July 1, 2001 and December 27, 2001. ISONE potentially may not pay the Company these costs because of its implementation of rules relating to when suppliers will be disqualified from receiving such payments for failing to follow ISONE's precise dispatch instructions. The FERC approved modifications to these rules prospectively which would mitigate or eliminate the problem going forward, but left nearly six months (July 1, 2001 to December 27, 2001) when the Company potentially would be subject to the prior provisions. The FERC rejected a motion to place the new provisions in place retroactively, effective July 1, 2001, and subsequently, on March 15, 2002, denied rehearing. Sithe New England sought review of the Commission's orders in the D.C. Circuit Court of appeals on April 9, 2002. That proceeding is being held in abeyance pending the Commission's consideration of a Complaint that Sithe New England filed on September 23, 2002 seeking relief for the locked in period from July 1, 2001 to December 27, 2001. The Company intends to vigorously pursue these proceedings.

         On June 1, 2001, the U.S. Environmental Protection Agency (the "EPA") issued to the Company a Notice of Violation (the "NOV") and Reporting Requirement pursuant to Sections 113 and 114 of the Clean Air Act. The NOV alleges numerous exceedances of opacity limits and violations of opacity-related monitoring, recording and reporting requirements at Mystic Station in Everett, Massachusetts. On January 8, 2002, the EPA indicated that it had decided to resolve the NOV through an administrative compliance order and a judicial civil penalty action. In March 2002, the EPA issued and Sithe Mystic LLC, a wholly-owned subsidiary of the Company, voluntarily entered a Compliance Order and Reporting Requirement (the "Order") regarding Mystic Station. The Order's effective date is March 14, 2002. Under the Order, Mystic Station will install new ignition equipment on three of the four units at the plant. Mystic Station will also undertake an extensive opacity monitoring and testing program for all four units at the plant to help determine if additional compliance measures are needed. The Order requires three of the four units to switch to a lower sulfur fuel oil. The installation of the equipment and the use of a lower sulfur oil was completed by September 1, 2002. The Order does not address civil penalties. The EPA Region I Senior Enforcement Counsel (the "EPA Counsel") has indicated that penalty discussions will likely begin in early 2003. The EPA Counsel also has indicated that the EPA will seek civil penalties of an undisclosed amount to recover the benefit of the alleged noncompliance. To date, the EPA has not provided any other information regarding possible penalties. The Company will determine its response after the EPA makes a formal demand for penalties.

         Alternate Power Sources, Inc. ("APS") has filed a complaint with the FERC charging that the ISONE failed to properly investigate and mitigate anomalous conduct in the ICAP market and that the ICAP closing prices should be reset to zero for the period between April and July 2000. Sithe New England Holdings has intervened and protested the complaint by APS. On October 11, 2002, the FERC issued an order approving a settlement of this proceeding which resulted in a net payment to Sithe New England Holdings of $5.5 million paid during October 2002. This amount was recognized into income during the year ended December 31, 2001.

         In addition to the legal matters discussed above the Company is a defendant in legal actions arising from activities conducted in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

Other

         On October 1, 2002, a fire at New Boston Station seriously damaged New Boston Station's unit that was in service. The total estimated repairs of the unit are expected to be between $10.0 million and $15.0 million of which $1.6 million has been spent as of December 23, 2002. Sithe New England has returned to service the New Boston Station unit that was previously taken out of service. The Company believes its insurance policies will be sufficient to provide for recovery of loss due to damages and all incremental costs incurred as a result of the fire.




                                      *****

(b) Pro forma financial information


           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


Pursuant to SEC regulations, the pro forma financial statements for Exelon Generation are included below. Under SEC regulations, pro forma financial statements are not required for Exelon Corporation.

The following unaudited pro forma combined condensed financial statements have been prepared to reflect the acquisition of the assets of Sithe New England by Exelon Generation under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their fair values. The unaudited pro forma combined condensed financial statements reflect the estimated fair values of the assets acquired and liabilities assumed. Such estimates are subject to final valuation adjustments.

The following unaudited pro forma financial statements do not give effect to the estimated cost savings and revenue enhancements. The pro forma adjustments are reflected in the unaudited combined condensed pro forma balance sheet as if the acquisition occurred on September 30, 2002. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2002 and the year ended December 31, 2001 assume the acquisition was completed on January 1, 2001.

The following unaudited pro forma combined condensed financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 2001 or September 30, 2002, as assumed above; nor is the information necessarily indicative of future financial position or operating results.


                           Unaudited Pro Forma Combined Condensed Statement of Income
                                      For the year ended December 31, 2001

                                                           Exelon       Sithe                           Exelon
                                                         Generation  New England       Pro Forma     Generation
                                                          as filed    Historical      Adjustments     Pro Forma
                                                          --------    ----------      -----------     ---------

(in millions)
OPERATING REVENUES                                        $ 7,048      $   380         $    (3) (l)    $ 7,425
                                                          -------      -------         -------         -------

OPERATING EXPENSES
      Fuel and Purchased Power                              4,218          243              (3) (l)      4,458
      Operating and Maintenance                             1,527           72                           1,599
      Depreciation and Amortization                           282            9              (4) (o)        287
      Taxes Other Than Income                                 149                                          149
                                                          -------      -------         -------         -------
          Total Operating Expense                           6,176          324              (7)          6,493
                                                          -------      -------         -------         -------


OPERATING INCOME                                              872           56               4             932
                                                          -------      -------         -------         -------

OTHER INCOME AND DEDUCTIONS
      Interest Expense                                       (115)           3             (14) (a)       (126)
      Equity in Earnings of Unconsolidated Affiliates          90                          (16) (k)         74
      Other, net                                               (8)          (8)                            (16)
                                                          -------      -------         -------         -------
          Total Other Income and Deductions                   (33)          (5)            (30)            (68)
                                                          -------      -------         -------         -------



INCOME BEFORE INCOME TAXES                                    839           51             (26)            864


INCOME TAXES                                                  327           19             (11) (p)        335

                                                          -------      -------         -------         -------

INCOME FROM CONTINUING OPERATIONS                         $   512      $    32         $   (15)        $   529
                                                          =======      =======         =======         =======

                                                      -37-

                           Unaudited Pro Forma Combined Condensed Statement of Income
                               For the nine month period ended September 30, 2002

                                                          Exelon        Sithe                          Exelon
                                                        Generation    New England      Pro Forma     Generation
                                                         as filed     Historical      Adjustments     Pro Forma
                                                         --------     ----------      -----------     ---------


(in millions)
OPERATING REVENUES                                        $ 5,233      $   362         $   (10) (l)    $ 5,585
                                                          -------      -------         -------         -------

OPERATING EXPENSES
      Fuel and Purchased Power                              3,287          248             (10) (l)      3,525
      Operating and Maintenance                             1,234           50                           1,284
      Depreciation and Amortization                           197           11              (8) (o)        200
      Taxes Other Than Income                                 126                                          126

                                                          -------      -------         -------         -------
          Total Operating Expense                           4,844          309             (18)          5,135
                                                          -------      -------         -------         -------


OPERATING INCOME                                              389           53               8             450
                                                          -------      -------         -------         -------

OTHER INCOME AND DEDUCTIONS
      Interest Expense                                        (51)                         (10) (a)        (61)
      Equity in Earnings of Unconsolidated Affiliates         119                           (9) (k)        110
      Other, net                                               54          (20)                             34
                                                          -------      -------         -------         -------
          Total Other Income and Deductions                   122          (20)            (19)             83
                                                          -------      -------         -------         -------


INCOME BEFORE INCOME TAXES                                    511           33             (11)            533

INCOME TAXES                                                  198           15              (5) (p)        208

                                                          -------      -------         -------         -------

INCOME FROM CONTINUING OPERATIONS                         $   313      $    18         $    (6)        $   325
                                                          =======      =======         =======         =======

                                                      -38-

                                    Unaudited Pro Forma Combined Condensed Balance Sheet
                                                  As of September 30, 2002
                                                                                                                  Exelon
                                                        Exelon         Sithe                                    Generation
                                                      Generation    New England          Pro Forma              Pro Forma
(in millions)                                          as filed      Historical         Adjustments              Balance
-------------                                          --------      ----------         -----------              -------
ASSETS

CURRENT ASSETS
      Cash and Cash Equivalents                         $    39        $    17                                   $    56
      Restricted cash                                                        7                                         7
      Accounts Receivable, net                              506             49                                       555
      Receivables from Affiliates                           783                                                      783
      Inventories, at average cost                          329              8                                       337
      Deferred Income Taxes                                   7                                                        7
      Other                                                 113              2            $    20 (c,f)              135
                                                        -------        -------            -------                -------
          Total Current Assets                            1,777             83                 20                  1,880
                                                        -------        -------            -------                -------

PROPERTY, PLANT AND EQUIPMENT, NET                        2,796          2,000                (54)(i)              4,742
                                                        -------        -------            -------                -------

DEFERRED DEBITS AND OTHER ASSETS
      Nuclear Decommissioning Trust Funds                 2,997                                                    2,997
      Investments                                           922                              (284)(j)                638
      Note Receivable from Affiliate                        246                                                      246
      Deferred Income Taxes                                 340             61                 38 (m)                439
      Other                                                 202            159                (86)(e,g,h)            275
                                                        -------        -------            -------                -------
          Total Deferred Debits and Other Assets          4,707            220               (332)                 4,595

                                                        -------        -------            -------                -------
TOTAL ASSETS                                            $ 9,280        $ 2,303            $  (366)               $11,217
                                                        =======        =======            =======                =======

                                                           -39-

                                        Unaudited Pro Forma Combined Condensed Balance Sheet
                                                      As of September 30, 2002
                                                                                                                          Exelon
                                                                   Exelon           Sithe                               Generation
                                                                 Generation       New England       Pro Forma            Pro Forma
                                                                  as filed        Historical       Adjustments            Balance
                                                                  --------        ----------       -----------            -------
(in millions)
LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
      Long-Term Debt Due within One Year                          $      6                                                $      6
      Accounts Payable and accrued expenses                          1,149               49                                  1,198
      Payables to Affiliates                                            33               46                                     79
      Note Payable to Affiliate                                        348                          $    534 (a)               882
      Other                                                            194               11               29 (c)               234
                                                                  --------         --------         --------              --------
          Total Current Liabilities                                  1,730              106              563                 2,399
                                                                  --------         --------         --------              --------

LONG-TERM DEBT                                                       1,096            1,033                                  2,129
                                                                  --------         --------         --------              --------

DEFERRED CREDITS AND OTHER LIABILITIES
      Deferred Income Taxes                                            247                8              108 (m)               363
      Unamortized Investment Tax Credits                               228                                                     228
      Nuclear Decommissioning Liability for Retired Plants           1,389                                                   1,389
      Pension Obligation                                               100                                                     100
      Non-Pension Postretirement Benefits Obligation                   404                                                     404
      Spent Nuclear Fuel Obligation                                    854                                                     854
      Other                                                            324              100                5 (d)               429
                                                                  --------         --------         --------              --------
          Total Deferred Credits and Other Liabilities               3,546              108              113                 3,767
                                                                  --------         --------         --------              --------

MINORITY INTEREST OF CONSOLIDATED SUBSIDIARY                            55                                                      55
                                                                  --------         --------         --------              --------

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY
      Membership Interest                                            2,286            1,065           (1,051)(b,n)           2,300
      Undistributed Earnings                                           850               81              (81)(n)               850
      Accumulated Other Comprehensive Income (Loss)                   (283)             (90)              90 (n)              (283)
                                                                  --------         --------         --------              --------
          Total Member's Equity                                      2,853            1,056           (1,042)                2,867

                                                                  --------         --------         --------              --------
TOTAL LIABILITIES AND MEMBER'S EQUITY                             $  9,280         $  2,303         $   (366)             $ 11,217
                                                                  ========         ========         ========              ========

                                                               -40-


Notes to unaudited Pro Forma Combined Condensed Financial Statements

The fair value of the assets and liabilities acquired and the purchase price is comprised of the following components:

                                                            (in millions)
                                                            -------------
          Fair value of assets and liabilities acquired
          ---------------------------------------------
          Property, plant, and equipment                       $ 1,946
          Net current liabilities                                  (32)
          Net non-current liabilities                              (48)
                                                               -------

                                                               $ 1,866
                                                               =======

          Purchase price
          --------------
          Note payable                                         $   534
          Transaction costs                                         14
          Liabilities associated with the transaction            1,133
          Excess basis                                             185 (j)
                                                               -------

                                                               $ 1,866
                                                               =======



(a) To reflect the acquisition financing for the issuance of a $534 million note payable due June 18, 2003 to Sithe Northeast Generating Company, Inc., a wholly-owned subsidiary of Sithe. The interest on the note payable is based on a variable rate, which approximates 2.6% at acquisition date. Pro forma interest expense of $14 million and $10 million has been included in the pro forma income statements for the year ended December 31, 2001 and for the nine months ended September 30, 2002, respectively.

(b) To record direct costs of the asset acquisition, including fees of financial advisors, legal counsel and independent auditors estimated to be $14 million.

(c) To reflect adjustments in assets of approximately $8 million and liabilities of $29 million associated with certain contractual liquidated damages receivable and payable in connection with construction delays at two sites. The construction at these sites is expected to be completed during the second quarter of 2003.

(d) To reflect estimated liabilities of $5 million associated with certain environmental remediation activities based on a different remediation program utilized by Exelon.

(e) To eliminate other long term assets of $47 million associated with Sithe New England's previously deferred debt issuance costs and acquired goodwill.

(f) To reflect $12 million of fair value associated with energy derivative contracts that will be utilized for hedging purposes that were previously treated as normal purchases and sales by Sithe New England.

(g) To reflect an increase in the carrying value of emission allowances of $23 million based on current market valuations.

(h) To reflect an adjustment of $62 million to the carrying value of certain equipment based on the fair value of this equipment as of the acquisition date.

(i) To reflect an adjustment to recognize the fair value of existing electric facilities and construction in progress at the acquisition date.

(j) To reclassify from the investment in Sithe Energies, Inc. balance to the Sithe New England asset balance the difference between the original basis in the underlying Sithe New England assets and the price paid for the remaining Sithe New England assets.

(k) To reflect the reduction in equity earnings from affiliates for Generation's Sithe equity interest to exclude Generation's share of earnings from Sithe New England.

(l) To eliminate the effect of intercompany energy market transactions between Generation and Sithe New England. During 2001, Generation recorded power sales of $1 million to Sithe New England and purchased power totaling $2 million from Sithe New England. For the nine months ended September 30, 2002, Generation recorded sales of $2 million to Sithe New England and purchased power totaling $8 million from Sithe New England.

(m) To record $70 million of net deferred taxes associated with the excess of tax basis over the book basis of Generation's original investment in Sithe related to the underlying Sithe New England assets and the elimination of Sithe New England's historical deferred taxes.

(n) To reflect the elimination of Sithe New England's historical equity balances.

(o) To reflect the change in depreciation expense related to the fair value adjustment to plant acquired in the transaction and Exelon Generation's change to the accounting useful life of generating plants.

(p) To reflect the estimated tax effect of the pro forma adjustments made in the Unaudited Pro Forma Combined Condensed Statement of Income at the combined statutory federal and state tax rate.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                EXELON CORPORATION
                                EXELON GENERATION COMPANY L.L.C.


                            By   /s/ Robert S. Shapard
                                 ---------------------
                            Robert S. Shapard
                            Executive Vice President and Chief Financial Officer Exelon Corporation


January 15, 2003